Exhibit T3A-2

                        CERTIFICATE OF INCORPORATION

                                     OF

                  COMDISCO LEASING MERGER SUBSIDIARY, INC.


         FIRST: The name of the Corporation is Comdisco Leasing Merger Subsidiary, Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The business purpose of the Corporation is to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions. The Corporation shall not be permitted to engage in any activities inconsistent with the foregoing purpose. The Corporation may engage in any lawful transaction of any or all lawful purposes for which corporations may be incorporated under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL") to accomplish that business purpose.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one cent ($0.01).

         Notwithstanding any other provisions contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. This prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. ss. 1123(a)(6)).

         The holders of Common Stock shall not have cumulative voting rights. The holders of Common Stock shall not be entitled to preemptive or subscription rights.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and, in so managing the business and affairs of the Corporation with the business purpose to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course and in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions, the Board of Directors shall have no duty or obligation whatsoever to consider re-commencing ordinary operations.

                  (2) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (3) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office.

                  (4) Any vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor.

                  (5) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (6) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article Fifth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         SIXTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Sixth shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article Sixth.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Sixth to directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided that, notwithstanding Section 242(b)(1) of the GCL, any amendment shall be approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote thereon.

         TENTH: The name and mailing address of the Sole Incorporator is as follows: Deborah M. Reusch, P.O. Box 636, Wilmington, Delaware 19899.


              [The remainder of this page intentionally blank.]



         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of August, 2002.



                                            --------------------------------
                                              Deborah M. Reusch
                                              Sole Incorporator